Exhibit 3.2


                              AMENDED AND RESTATED



                                     BY-LAWS



                                       of


                     NATIONAL PATENT DEVELOPMENT CORPORATION



                           As adopted __________, 2004









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                     NATIONAL PATENT DEVELOPMENT CORPORATION


                             A Delaware Corporation


                                     BY-LAWS

ARTICLE I


                                  STOCKHOLDERS

Section 1.1       Annual Meeting.

         An annual meeting of stockholders for the purpose of electing directors and of transacting such other business as may come before it shall be held each year at such date, time, and place, either within or without the State of Delaware, or by means of remote communication, as may be specified by the Board of Directors.

Section 1.2     Business at Annual Meetings

                  (a) No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the notice of meeting given pursuant to Section 1.4 of these By-laws, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation
(A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 1.2 and on the record date for the determination of stockholders entitled to vote at such meeting and (B) who complies with the written notice procedures set forth in Section 1.2(b) of these By-laws.

                  (b) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that, if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder, to be timely, must be so received not later than the close of business on the tenth day following the day on which public disclosure of the date of the annual meeting was first made. To be in proper written form, a stockholder's notice to the Secretary must set forth, as to each matter such stockholder proposes to bring before the annual meeting, (i) a brief description of the business proposed to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder,
(iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

  (c) If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting as a result of non-compliance with Section 1.2(b) of these By-laws or for any other reason, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted or discussed.


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Section 1.3       Special Meetings.

         Special meetings of stockholders for any purpose or purposes may be held at any time upon call of the Chairman of the Board, if any, the President, the Secretary, or a majority of the entire Board of Directors, at such time and place either within or without the State of Delaware as may be stated in the notice. No stockholder or group of stockholders shall have the right to call a special meeting of stockholders. No business may be conducted at any special meeting except as may be stated in the notice of such special meeting given in accordance with Section 1.4 of these By-Laws. If the Chairman of a special meeting determines that business was not properly brought before the special meeting because it was not stated in the notice of such special meeting or for any other reason, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted or discussed. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place but shall instead be held by means of remote communication.

Section 1.4       Notice of Meetings.

         Written notice of stockholders meetings, stating the place, if any, date, and hour thereof, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Chairman of the Board, if any, the President, any Vice President, the Secretary, or an Assistant Secretary, to each stockholder entitled to vote thereat at least ten days but not more than sixty days before the date of the meeting, unless a different period is prescribed by law.

Section 1.5       Quorum.

         Except as otherwise provided by law or in the Certificate of Incorporation or these By-Laws, at any meeting of stockholders, the holders of a majority of the aggregate voting power of the outstanding shares of stock entitled to vote at the meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in interest of the stockholders present or the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 1.6 of these By-Laws until a quorum shall attend.

Section 1.6       Adjournment.

         Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, or by means of remote communication, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.7       Organization.

         The Chairman of the Board, if any, or in his absence the President, or in their absence any Vice President, shall call to order meetings of stockholders and shall act as chairman of such meetings. The Board of Directors or, if the Board fails to act, the stockholders may appoint any stockholder, director, or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the President, and all Vice Presidents.

         The Secretary of the Corporation shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the

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meeting may appoint any other person to act as secretary of the meeting.

Section 1.8       Voting.

         Except as otherwise provided by law or in the Certificate of Incorporation or these By-Laws and except for the election of directors, at any meeting duly called and held at which a quorum is present, a majority of the votes cast at such meeting upon a given question by the holders of outstanding shares of stock of all classes of stock of the Corporation entitled to vote thereon who are present in person or by proxy shall decide such question. At any meeting duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the votes cast by the holders (acting as such) of shares of stock of the Corporation entitled to elect such directors.

Section 1.9       Remote Communication

         If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders may, by means of remote communication:

(a)      participate in a meeting of stockholders; and

(b) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

                                   ARTICLE II

                               BOARD OF DIRECTORS

Section 2.1       Number and Term of Office

         The business, property, and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The Board, by resolution adopted by the vote of a majority of the then authorized number of directors, may increase or decrease the number of directors. Stockholders shall not have the right to increase or decrease the number of directors. The directors shall be elected by the holders of shares entitled to vote thereon at the annual meeting of stockholders, and each shall serve (subject to the provisions of Article IV) until the expiration of his term of office as specified in the Certificate of Incorporation and until his respective successor has been elected and qualified.

Section 2.2       Chairman of the Board.

         The directors may elect one of their members to be Chairman of the Board of Directors. The Chairman shall be subject to the control of and may be removed by the Board of Directors. He shall perform such duties as may from time to time be assigned to him by the Board.

Section 2.3       Meetings.

         Regular meetings of the Board of Directors may be held without notice at such time and place, if any, as shall from time to time be determined by the Board. Special meetings of the Board of Directors shall be held at such time and

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place, if any, as shall be designated in the notice of the meeting whenever called by the Chairman of the Board, if any, the President, or by a majority of the then authorized number of directors. Section 2.4 Notice of Special Meetings.

         The Secretary, or in his absence any other officer of the Corporation, shall give each director notice of the time and place, if any, of holding of special meetings of the Board of Directors at least one day before the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

Section 2.5       Quorum and Organization of Meetings.

         A majority of the total number of members of the Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business, but, if at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time and place, if any, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law or in the Certificate of Incorporation or these By-Laws, a majority of the directors present at any meeting at which a quorum is present may decide any question brought before such meeting. Meetings shall be presided over by the Chairman of the Board, if any, or in his absence by the President, or in the absence of both by such other person as the directors may select. The Secretary of the Corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.6       Committees.

         The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business, property, and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to (a) approving or adopting, or recommending to stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval or (b) adopting, amending, or repealing these By-Laws. Each committee which may be established by the Board of Directors pursuant to these By-Laws may fix its own rules and procedures. Notice of meetings of committees, other than of regular meetings provided for by the rules, shall be given to committee members. All action taken by committees shall be recorded in minutes of the meetings.

Section 2.7 Action Without Meeting.

         Nothing contained in these By-Laws shall be deemed to restrict the power of members of the Board of Directors or any committee designated by the Board to take any action required or permitted to be taken by them without a meeting.

Section 2.8       Telephone Meetings.

         Nothing contained in these By-Laws shall be deemed to restrict the power of members of the Board of Directors, or any committee designated by the Board, to participate in a meeting of the Board, or committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other.


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                                  ARTICLE III

                                    OFFICERS

Section 3.1       Executive Officers.

         The executive officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer, and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may provide that the Chairman of the Board, if any, shall be an executive officer, and the Board of Directors may elect or appoint such other officers (including a Chief Executive Officer, Chief Financial Officer, Controller, and one or more Assistant Treasurers and Assistant Secretaries) as it may deem necessary or desirable. Each officer shall hold office for such term as may be prescribed by the Board of Directors from time to time. Any person may hold at one time two or more offices.

Section 3.2       Powers and Duties.

         The officers and agents of the Corporation shall each have such powers and authority and shall perform such duties in the management of the business, property, and affairs of the Corporation as generally pertain to their respective offices, as well as such powers and authorities and such duties as from time to time may be prescribed by the Board of Directors.

                                   ARTICLE IV

                      RESIGNATIONS, REMOVALS, AND VACANCIES

Section 4.1       Resignations.

         Any director or officer of the Corporation, or any member of any committee, may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

Section 4.2       Removals.

         The Board of Directors, by a vote of not less than a majority of the entire Board, at any meeting thereof, or by consent in writing or by electronic transmission, at any time, may, to the extent permitted by law, remove with or without cause from office or terminate the employment of any officer or member of any committee and may, with or without cause, disband any committee.

         A director may be removed only for cause and only by the affirmative vote of the holders of two-thirds of the voting power of the shares of capital stock entitled to vote thereon. Section 4.3 Vacancies.

         Any vacancy in the office of any director or officer through death, resignation, removal, disqualification, or other cause, and any additional directorship resulting from increase in the number of directors, may be filled at any time by a majority of the directors then in office (even though less than a quorum remains) or, in the case of any vacancy in the office of any director when there are no directors then in office, by the stockholders, and, subject to the provisions of this Article IV, the person so chosen shall hold office until such person's successor shall have been elected and qualified; or, if the person so chosen is a director elected to fill a vacancy, such person shall (subject to the provisions of this Article IV) hold office for the unexpired term of such person's predecessor.

                                   ARTICLE V

                                  CAPITAL STOCK


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Section 5.1       Stock Certificates.

         The certificates for shares of the capital stock of the Corporation shall be in such form as shall be prescribed by law and approved, from time to time, by the Board of Directors.

Section 5.2 Transfer of Shares.

         Shares of the capital stock of the Corporation may be transferred on the books of the Corporation only by the holder of such shares or by the holder's duly authorized attorney, upon the surrender to the Corporation or its transfer agent of the certificate representing such stock properly endorsed.

Section 5.3 Fixing Record Date.

         In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which, unless otherwise provided by law, in the case of notice of a meeting shall not be more than sixty nor less than ten days before the date of such meeting, and in the case of any other action shall not be more than sixty days prior to such action.

Section 5.4       Lost Certificates.

         The Board of Directors or any transfer agent of the Corporation may direct a new certificate or certificates representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or such owner's legal representative, to give the Corporation a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificates, and such requirement may be general or confined to specific instances.

Section 5.5       Regulations.

         The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of certificates representing stock of the Corporation.

                                   ARTICLE VI

                                  MISCELLANEOUS

Section 6.1       Corporate Seal.

         The corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved from time to time by the Board of Directors.

Section 6.2     Fiscal Year.

         The fiscal year of the Corporation shall be the calendar year, unless otherwise determined by resolution of the Board of Directors.

Section 6.3     Notices and Waivers Thereof.

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         Whenever any notice whatever is required by law, the Certificate of
Incorporation, or these By-Laws to be given to any stockholder, director, or officer, such notice, except as otherwise provided by law, may be given by mail (in the case of stockholders), overnight delivery service, personal service, facsimile, or electronic transmission, addressed to such address as appears in the records of the Corporation; provided that notice may be given to a stockholder by facsimile or electronic transmission only if such stockholder has consented to such method of delivery. Any notice given by mail shall be deemed to have been given when it shall have been deposited in the United States mail with postage thereon prepaid; any notice given by overnight delivery service shall be deemed to have been given the day of guaranteed delivery by such service; any notice given by personal service shall be deemed to have been given when it shall have been delivered; and any notice given by a facsimile or electronic transmission shall be deemed given (a) if by facsimile, when directed to a facsimile telecommunication number at which the stockholder, director, or officer has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the stockholder, director, or officer has consented to receive notice; (c) if by posting on an electronic network together with separate notice to the stockholder, director, or officer of such specific posting, upon the later of such posting and the giving of such separate notice; and (d) if by any other form of electronic transmission, when directed to the stockholder, director, or officer. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         Whenever any notice is required to be given by law, the Certificate of Incorporation, or these By-Laws, a written waiver thereof, signed by the person entitled to such notice, or given by electronic transmission, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law.

Section 6.4       Stock of Other Corporations or Other Interests.

         Unless otherwise ordered by the Board of Directors, the President, the Secretary, and such attorneys or agents of the Corporation as may be from time to time authorized by the Board of Directors or the President, shall have full power and authority on behalf of this Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which this Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which this Corporation, as the owner or holder thereof, might have possessed and exercised if present. The President, the Secretary, or such attorneys or agents, may also execute and deliver on behalf of this Corporation powers of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by this Corporation.

                                  ARTICLE VII

                                   AMENDMENTS

         The stockholders of the Corporation are authorized to adopt, amend, or repeal By-Laws of the Corporation, but only by the affirmative vote of the holders of 75% of the voting power of the shares of capital stock entitled to vote thereon. The Board of Directors is also authorized to adopt, amend, or repeal By-Laws of the Corporation.

                                  ARTICLE VIII

                                 INDEMNIFICATION

Section 8.1       Indemnification Generally.

         The Corporation shall indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal,

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administrative, or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she, or a person of which he or she is the legal representative, is or was a director or officer, or had agreed to serve as a director or officer, of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, or by reason of any act alleged to have been taken or omitted in such capacity, whether the basis of such Proceeding is alleged action in an official capacity as a director or officer or alleged action in any other capacity while serving as a director or officer, to the maximum extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all cost, expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred by such person or on his or her behalf in connection with such Proceeding, and such indemnification shall continue as to a person who has ceased to be a director or officer shall inure to the benefit of his or her heirs, executors, and administrators. The termination of any Proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not meet any standard of conduct for indemnification imposed by the General Corporation Law. Notwithstanding the foregoing, except with respect to a Proceeding to enforce a right to indemnification under this Article Eighth, the Corporation shall not be required by this Article Eighth to indemnify any person with respect to, or to advance expenses incurred by such person (including attorneys' fees) in connection with, any Proceeding initiated by such person against the Corporation, or any counterclaim, cross-claim, affirmative defense, or similar claim of the Corporation in connection with such Proceeding, unless such Proceeding was authorized by the Board of Directors by a vote of a majority of the directors having no interest in such Proceeding or, if all of the directors have an interest in such Proceeding, by a vote of a majority of the directors then in office.

Section 8.2      Indemnification for Costs, Charges, and Expenses for Successful
                 Party.

         Notwithstanding the other provisions of this Article Eighth, to the extent that a director or officer of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Proceeding referred to in Section 8.1, or in the defense of any claim, issue, or matter therein, he shall be indemnified against all costs, charges, and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

Section 8.3     Determination of Right to Indemnification.

         Any indemnification under Section 8.1 or 8.2 (unless ordered by a court) shall be paid by the Corporation unless a determination is made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders, that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standards of conduct set forth in the General Corporation Law.

Section 8.4       Advance of Costs, Charges, and Expenses.

         Costs, charges, and expenses (including attorneys' fees) incurred by a person referred to in Section 8.1 of this Article Eighth in defending a civil or criminal Proceeding (including investigations by any government agency and all costs, charges, and expenses incurred in preparing for any threatened Proceeding) shall be paid by the Corporation in advance of the final disposition of such Proceeding; provided, however, that the payment of such costs, charges, and expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such Proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article Eighth, and subject to the last sentence of Section 8.1. No security shall be required for such undertaking and such undertaking shall be accepted without reference to the recipient's financial ability to make repayment. The Board of Directors may, in the manner set forth above, and subject to the approval of such director or officer, authorize the Corporation's counsel to represent such person in any Proceeding, whether or not the Corporation is a party to such Proceeding.

Section 8.5       Procedure for Indemnification.

         Any indemnification under Section 8.1 or advance of costs, charges, and expenses under Section 8.4 shall be made promptly, and in any event within 60 days, upon the written request of the director or officer directed to the Secretary of the Corporation. The right to indemnification or advances as granted by this Article Eighth shall be enforceable by the director or officer in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification or advances, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges, and expenses under Section 8.4 where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct, if any, set forth in the General Corporation Law, but, to the extent permitted by applicable law, the burden of proving that such standard of conduct has not been met shall be on the Corporation. To the extent permitted by applicable law, neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct, if any, set forth in the General Corporation Law, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 8.6     Other Rights; Continuation of Right of Indemnification.

         The indemnification provided by this Article Eighth shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the estate, heirs, executors, and administrators of such person. All rights to indemnification and the advance of costs, charges, and expenses under this Article Eighth shall be deemed to be a contract between the Corporation and each director and officer of the Corporation who serves or served in such capacity at any time while this Article Eighth is in effect. No amendment or repeal of this Article Eighth or of any relevant provisions of the General Corporation Law or any other applicable laws shall adversely affect or deny to any director or officer any rights to indemnification which such person may have, or change or release any obligations of the Corporation under this Article Eighth with respect to any costs, charges, expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement which arise out of any Proceeding based in whole or substantial part on any act, actual or alleged, which takes place before or while this Article Eighth is in effect. The provisions of this Section 8.6 shall apply to any such Proceeding whenever commenced, including any such Proceeding commenced after any amendment or repeal

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of this Article Eighth. The right to indemnification and advancement of expenses conferred on any person by this Article Eighth shall not limit the Corporation from providing any other indemnification permitted by law.

Section 8.7     Definitions.

         For purposes of this Article Eighth:

         "the Corporation" includes any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article Eighth with respect to the resulting or surviving corporation ass he would have with respect to such constituent corporation if its separate existence had continued;

         "other enterprises" includes employee benefit plans, including but not limited to any employee benefit plans of the Corporation;

         "serving at the request of the Corporation" includes, but is not limited to, any service which imposes duties on, or involves services by, a director or officer of the Corporation with respect to an employee benefit plan, its participants, or beneficiaries, including acting as a fiduciary there;

         "fines" shall include any penalties and any excise or similar taxes assessed on a person with respect to an employee benefit plan;

         a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in Section 8.1; and

         service as a partner, trustee, manager, or member of management or similar committee of a partnership, joint venture, trust, or limited liability company, or as a director, officer, manager, partner, trustee, or manager of an entity which is a partner, trustee, member, or joint venturer, shall be considered service as a director or officer of the partnership, joint venture, trust, limited liability company, or other enterprise.

Section 8.8     Saving Clause.

         If this Article Eighth or any portion hereof shall be invalidated on any ground by a court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer of the Corporation as to costs, charges, expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article Eighth that shall not have been invalidated and to the full extent permitted by applicable law. Section 8.9 Indemnification of Other Persons.

         If authorized by the Board of Directors, the Corporation may indemnify and advance expenses to any other person whom it has the power to indemnify under the General Corporation Law to the fullest extent permitted by such statute.

Section 8.10      Insurance.

         The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprises against any expense, liability or claim, whether or not the Corporation would have the power to indemnify such person under the General Corporation Law.

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